UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2025

CrowdStrike Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38933	45-3788918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

206 E. 9th Street
Suite 1400
Austin, Texas 78701

(Address of principal executive office, including zip code)

Registrant’s telephone number, including area code: (888) 512-8906

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0005 par value	CRWD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2025, the independent members (the “Independent Directors”) of the Board of Directors (the “Board”) of CrowdStrike Holdings, Inc. (the “Company” or “CrowdStrike”), upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), approved a performance-based equity award under the Company’s 2019 Equity Incentive Plan (the “Plan”) to George Kurtz, the Company's President and Chief Executive Officer, consisting of performance stock units (“PSUs”) with a target of 300,000 PSUs, that can result in as few as zero shares of the Company’s Class A common stock (“Common Stock”) if the Company’s stock price underperforms 25% of the companies in the S&P 500 over a three-year period, and up to 600,000 shares if the Company’s stock price outperforms at least 90% of the companies in the S&P 500 (the “Award”).

The strategic considerations that informed the Independent Directors’ decision to grant this Award are described in Item 7.01 below.

Award Structure and Performance Metrics

The Award is composed of PSUs that may be earned based on the Company’s total stockholder return (“TSR”) relative to the TSR of the companies comprising the S&P 500 Index over a three-year performance period beginning on December 22, 2025 and ending on December 22, 2028 (the “Performance Period”). The award is structured with a target of 300,000 PSUs, with the actual number of PSUs which may be earned ranging from 50% (assuming threshold achievement) to 200% of the target number of PSUs subject to the award, based on the Company’s TSR percentile ranking during the Performance Period, with linear interpolation between performance levels, as set forth in the award agreement. If performance is achieved below the threshold level, 0% of the PSUs will be earned. The table below summarizes these performance goals and related payout levels:

Performance Level	Relative TSR Percentile Ranking	Payout (% of Target PSUs)
Maximum	90th percentile or above	200%
Above Target	75th percentile	150%
Target	55th percentile	100%
Threshold	25th percentile	50%
Below Threshold	Below 25th percentile	0%

Following the end of the Performance Period, the Compensation Committee will determine the extent to which the applicable performance goals have been achieved and will determine the number of PSUs, if any, that have been earned (the “Earned PSUs”). Except as described below, any PSUs that are not earned will be forfeited without consideration.

Additional Terms and Conditions

In the event of a “change in control” (as defined in the Plan) that occurs prior to the end of the Performance Period, the Company’s TSR performance and applicable percentile ranking will be determined as of the date of such change in control. For this purpose, the Company’s TSR will be measured based on the price per share of the Company’s common stock (plus the value of any other consideration received by the Company’s stockholders) in the transaction, and the TSR of the applicable peer companies will be measured using the 45-trading-day period ending on and including the public announcement date of the change in control. The Compensation Committee will certify the resulting performance level and the number of PSUs earned, if any, in connection with the transaction.

Upon consummation of the change in control, any Earned PSUs will be converted into the same form of consideration, and on the same economic terms, as are applicable to holders of the Company’s common stock in the transaction, including cash, stock, equity-based awards, or a combination thereof; provided that such converted award will be subject to vesting based on Mr. Kurtz’s continued service through the end of the original Performance Period (subject to the acceleration provisions described in the next paragraph).

If Mr. Kurtz’s employment is terminated by the Company without cause or by Mr. Kurtz for good reason within three months prior to or 24 months following a change in control, any converted awards will vest in full as of the date of such termination. In addition, if the surviving company does not assume, continue or substitute the converted awards in connection with the change in control, such awards will vest in full upon consummation of the transaction.

If Mr. Kurtz’s employment is terminated by the Company without cause or by Mr. Kurtz for good reason prior to the end of the Performance Period and more than three months prior to or more than 24 months following a change in control, the Company’s TSR performance will be measured as of Mr. Kurtz’s termination date using the same methodology applicable at the end of the Performance Period. The number of PSUs earned will be determined based on actual performance through such date and will be prorated based on the portion of the Performance Period elapsed through the termination date. Any PSUs determined to be earned following such performance measurement and time-based proration will vest as of the termination date, and any remaining PSUs will be forfeited without consideration.

If Mr. Kurtz’s employment terminates for any other reason prior to the end of the Performance Period, all PSUs subject to the Award will be forfeited without consideration.

If, during the Performance Period, Mr. Kurtz ceases to serve as Chief Executive Officer of the Company and continues to serve as Executive Chairman (or a similar executive board member role), the PSUs will remain outstanding and eligible to be earned based on actual performance over the Performance Period, with the number of earned PSUs prorated to reflect 100% weighting for the portion of the Performance Period during which Mr. Kurtz served as Chief Executive Officer and 50% weighting for the portion during which Mr. Kurtz served as Executive Chairman.

The foregoing summary of the Award does not purport to be complete and is qualified in its entirety by reference to the full terms and conditions of the award agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

The disclosure under Item 5.02 is incorporated herein by reference.

Leading CrowdStrike Through the Next Stage of Growth

The Independent Directors approved the Award to incentivize achievement of CrowdStrike's long-term growth strategy by (i) aligning Mr. Kurtz's interests with those of the Company's stockholders through performance-based compensation tied directly to meaningful stock price outperformance, and (ii) providing a compelling incentive for Mr. Kurtz to continue to lead CrowdStrike as it executes on its ambition to achieve $20 billion in annual recurring revenue (“ARR”).

Under Mr. Kurtz's visionary leadership since founding the Company and leading its initial public offering in June 2019, CrowdStrike has delivered exceptional performance and established its position as the industry’s cybersecurity platform of choice. During his tenure, total revenue has grown from $250 million during fiscal year 2019 to $3.95 billion during fiscal year 2025, increasing at a 58% compound annual growth rate. Similarly, ending ARR has increased from $313 million as of January 31, 2019 to $4.9 billion as of October 31, 2025. Mr. Kurtz has also balanced the exceptionally strong revenue and ARR growth with increasing profitability. Non-GAAP operating margin1 has increased from -46.3% during fiscal year 2019 to +22.3% during fiscal year 2025. The Company’s market leadership earns consistent recognition from leading industry analysts such as Gartner and Forrester, with CrowdStrike securing leader designations in more than 30 reports across an expanding range of cybersecurity market categories in 2025. This validation demonstrates the Company’s technological leadership and innovation driven by Mr. Kurtz’s strategic direction. This operational execution and industry leadership under Mr. Kurtz's direction has translated directly into substantial long-term value creation for stockholders, as evidenced by the Company's stock performance and market capitalization growth. Shares of the Company’s Common Stock have appreciated 1,321% since the initial public offering to a price of $483.14 per share as of December 22, 2025. Market capitalization has increased 911% over the same period, reaching $121.3 billion as of December 22, 2025, up from $12 billion since the initial public offering. Over the last three years, CrowdStrike’s stock has significantly outperformed a vast majority of the S&P 500 constituents, delivering a 365% return, which ranks the stock in the 97th percentile over said period with Mr. Kurtz at the helm.

The cybersecurity landscape is undergoing a fundamental transformation as adversaries weaponize artificial intelligence, democratizing destruction and scaling sophisticated attacks at machine speed. This AI-driven threat landscape creates both unprecedented risk and significant market opportunities for companies positioned to address them. Mr. Kurtz has positioned CrowdStrike at the forefront of this transformation, architecting an AI-native platform designed to secure where AI happens—from AI models and cloud workloads to endpoint devices and agentic identities. We believe CrowdStrike's approach of delivering both AI for security and security for AI, fueled by its superior data moat, creates a durable competitive advantage.

1 See below for a reconciliation of non-GAAP operating margin to GAAP operating margin.

The Board believes that Mr. Kurtz's combination of technical expertise, strategic vision, and proven execution track record positions him as the ideal leader to capitalize on the AI-driven security market expansion and drive the Company toward its $20 billion ARR objective. The remarkable success of the performance stock unit award granted to Mr. Kurtz in August 2021 is evidence of both the effectiveness of a performance based compensation structure tied to stock price performance, and Mr. Kurtz's exceptional execution capability. Each of the four stock price hurdles from the 2021 award have been achieved, progressing from a stock price at grant of approximately $282 through the final hurdle at $490—representing over 73% stock price appreciation in just over four years, and substantial value creation for stockholders. As the stock price performance targets from the original 2021 performance award have been achieved, the Board determined it was in the best interest of all stockholders to implement a new long-term retention mechanism to ensure Mr. Kurtz remains focused on executing the Company's ambitious multi-year strategic vision. Given the intensely competitive market for proven cybersecurity executives of Mr. Kurtz's caliber and the employment opportunities he receives from start-ups, competitors, venture capital and private equity firms, this Award is designed to ensure strong retention incentive while maintaining strict alignment with stockholder interests.

Incentive Opportunities Aligned with Stockholders

The Award is designed to be 100% performance-based and at risk, with the number of PSUs earned directly tied to the Company's TSR relative to the TSR of the companies comprising the S&P 500 Index over a three-year period. This structure ensures that Mr. Kurtz's compensation is directly aligned with the returns experienced by the Company's stockholders relative to broader market performance, and that Mr. Kurtz will earn above-target compensation only if CrowdStrike delivers TSR performance that outperforms the majority of S&P 500 companies, while receiving no award if performance falls below the 25th percentile threshold.

This relative performance structure rewards the Company’s distinctive value creation and competitive execution rather than stock price appreciation that may stem from general market conditions. This approach rewards superior returns to stockholders regardless of overall market direction and aligns executive compensation with the stockholder experience. The three-year performance period reinforces a focus on sustained outperformance rather than short-term stock price fluctuations.

Unlike time-based equity compensation, this Award provides no guaranteed value and can result in zero compensation if minimum performance thresholds are not achieved. This ensures that Mr. Kurtz's interests remain directly tied to delivering superior returns to stockholders relative to alternative investment opportunities in the broader market.

The Board believes this performance-based structure is particularly appropriate given the dynamic nature of the cybersecurity market. As CrowdStrike continues to execute on its strategic vision, this Award will ensure that Mr. Kurtz's compensation remains directly aligned with the Company's success in translating market leadership into superior stockholder returns.

The information disclosed under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, including statements regarding the potential benefits of granting the Award to Mr. Kurtz, including ensuring strong retention incentives and maintaining alignment with stockholder interests, and expectations regarding Company performance targets, financial performance, market opportunities, competitive advantages and stockholder returns. A number of factors could cause outcomes to differ materially from our statements, including the risks and uncertainties included in our filings with the Securities and Exchange Commission, particularly under the caption “Risk Factors” in our most recently filed Quarterly Report on Form 10-Q. Accordingly, you should not place undue reliance on these forward-looking statements. All forward-looking statements are based on information currently available to us, and we do not assume any obligation to update any statement to reflect changes in circumstances or our expectations.

GAAP to Non-GAAP Reconciliation

Amounts presented in the table below are in thousands.

	Year Ended January 31,
	2019	2025
GAAP total revenue	$249,824	$3,953,624

GAAP loss from operations	(136,864)	(120,430)
Stock based compensation expense and related employer payroll taxes	-	907,614
Stock based compensation expense (excluding related employer payroll taxes)	20,505	-
Amortization of acquired intangible assets	583	26,004
Acquisition-related expenses, net	-	6,027
Mark-to-market adjustments on deferred compensation liabilities	-	611
Costs associated with the July 19 Incident and related matters, net	-	60,062
Non-GAAP income (loss) from operations	$(115,776)	$879,888

GAAP operating margin	-54.8%	-3.0%
Non-GAAP operating margin	-46.3%	22.3%

For the year ended January 31, 2019, non-GAAP loss from operations and non-GAAP operating margin excludes stock-based compensation expenses but does not exclude related payroll taxes. For the year ended January 31, 2025, non-GAAP loss from operations and non-GAAP operating margin excludes stock-based compensation expenses including related payroll taxes. For this reason, non-GAAP income (loss) from operations and non-GAAP operating margin for the year ended January 31, 2025 may not be comparable to these measures for the year ended January 31, 2019.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Performance Unit Agreement with George Kurtz, dated December 22, 2025, under the CrowdStrike Holdings, Inc. 2019 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrowdStrike Holdings, Inc.

Date: December 29, 2025	/s/ Burt W. Podbere
Burt W. Podbere
Chief Financial Officer